Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Primoris Services Corporation (the “Company”) of our reports, dated March 7, 2013, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company, which reports appear in the Form 10-K of the Company for the year ended December 31, 2012.

/s/ Moss Adams LLP

Irvine, California

May 10, 2013